UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2005

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 16, 2005, the Company announced that Dr. Lane B. Collins and Vaughn O. Vennerberg II were appointed to the Board of Directors effective immediately. Dr. Collins will serve as a Class II director and Mr. Vennerberg will serve as a Class I director. They will each stand for election at the 2006 Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1.

Dr. Collins, 65, has served as an advisory director of the Company since 1998. He is a professor of accounting at Baylor University in Waco, Texas, where he has taught since 1978. Prior to that, he taught for five years at the University of Southern California, where he earned his doctorate in business administration. Dr. Collins was also appointed to serve on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Vennerberg, 51, has served as an advisory director of the Company since 2000. He has been Senior Executive Vice President and Chief of Staff since May 1, 2005. Prior to that, he served as Executive Vice President-Administration or held similar positions with the Company since 1987.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated August 16, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: August 17, 2005	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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EXHIBIT INDEX

Exhibit Number and Description

99.1	News Release Dated August 16, 2005

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